NEUBERGER BERMAN EQUITY SERIES
                            ADMINISTRATION AGREEMENT

                                   SCHEDULE A


      The Series of Neuberger Berman Equity Series currently subject to this Agreement is as follows:


            SERIES                                    DATE MADE PARTY
            ------                                    ---------------
                                                      TO AGREEMENT
                                                      ------------

      Genesis Institutional                                 July 1,1999